Exhibit 99.1

reAlpha Tech Corp. Announces Financial Results for the Year Ended December 31, 2024

DUBLIN, Ohio, April 2, 2025 (GLOBE NEWSWIRE) -- reAlpha Tech Corp. (Nasdaq: AIRE) (the “Company” or “reAlpha”), a real estate technology company developing and commercializing artificial intelligence (“AI”) technologies, today provides a business update and reports financial results for the fiscal year ended December 31, 2024.

“We have made great strides in 2024 in advancing reAlpha’s goal to become a leader in the real estate technology industry through strategic innovation and impactful acquisitions,” commented Piyush Phadke, Chief Financial Officer of reAlpha. “Our continued investment in AI-driven technologies and strategic acquisitions has translated into meaningful revenue growth, and we believe we are well-positioned to drive further expansion of our business and deliver value to our stockholders.”

Business Highlights

Strategic and operational highlights during the period ended December 31, 2024, include:

●	Launched the reAlpha platform, an end-to-end, commission-free homebuying platform, in April 2024, which was designed to reshape the homebuying experience by eliminating traditional commission fees. The reAlpha platform is powered by Claire, reAlpha’s AI-real estate agent, which is available 24/7.

●	Acquired a controlling interest in Hyperfast Title, LLC, in July 2024, which enabled us to offer title services in 3 U.S. states.

●	Acquired an 85% stake in AiChat Pte. Ltd. (“AiChat”) in July 2024, which enhanced reAlpha’s AI capabilities in conversational customer engagement and expanded its presence in the Asia-Pacific region.

●	Introduced the reAlpha Super App in August 2024, which provided homebuyers with the ability to use the reAlpha platform and its AI-driven homebuying services directly in their mobile devices.

●	Completed the acquisition of Debt Does Deals, LLC (“Be My Neighbor”), which allowed us to offer mortgage brokerage services in 27 U.S. states. Later in the year, Be My Neighbor became licensed in an additional state, for a total of 28 U.S. states.

Financial Results and Operational Update

In the beginning of 2024, reAlpha halted its short-term rental operations under its rental business segment due to macroeconomic conditions, such as high interest rates and inflationary pressures. As a result, in the twelve months ended December 31, 2024, reAlpha recognized a goodwill impairment of Roost Enterprises, Inc. (“Rhove”) of $17,337,739, which reAlpha acquired to operate under its rental business segment. As such, reAlpha’s financial statements and related financial notes thereto for the twelve months ended December 31, 2024, reflect the Rhove goodwill impairment as discontinued operations. Because macroeconomic conditions persisted during 2024, and in connection with Rhove’s goodwill impairment, the board of directors of reAlpha approved to discontinue its short-term rental business operations entirely in the first quarter of 2025.

Revenue for the twelve months ended December 31, 2024 was $948,420, an increase of 270%, compared to $256,436 for the twelve months ended December 31, 2023. reAlpha’s revenues consist of technology services income that it receives from its technologies and services provided by its subsidiaries. This increase in revenues is mainly attributed to the revenue derived from strategic acquisitions that reAlpha completed during 2024, such as AiChat and Be My Neighbor.

Cash and cash equivalents were $3,123,530 as of December 31, 2024 and $ 6,456,370 as of December 31, 2023.

Net loss was approximately $26.02 million for the twelve months ended December 31, 2024, compared to a net loss of approximately $2.46 million for the twelve months ended December 31, 2023. This increase in net loss is predominantly due to the goodwill impairment of Rhove during the twelve months ended December 31, 2024, and the one-time gain of $5,502,774 from the sale of myAlphie, a technology platform reAlpha previously developed and sold, that was recognized in the comparable 2023 period, which was not present in 2024. Loss from discontinued operations was approximately $18.3 million for the twelve months ended December 31, 2024, compared to $0.31 million for the comparable 2023 period, which is mainly due to Rhove’s goodwill impairment and intangibles being presented as discontinued operations. Net loss from continuing operations was $7.68 million for the twelve months ended December 31, 2024, compared to $2.14 million for the comparable 2023 period. The increase in net loss from continuing operations was primarily due to the one-time gain from the sale of myAlphie that was not present in 2024.

Adjusted EBITDA was $(5,572,214) for the twelve months ended December 31, 2024, compared to $(7,387,223) for the twelve months ended December 31, 2023.

About reAlpha Tech Corp.

reAlpha Tech Corp. (Nasdaq: AIRE) is a real estate technology company developing an end-to-end commission-free homebuying platform. Utilizing the power of AI and an acquisition-led growth strategy, reAlpha’s goal is to offer a more affordable, streamlined experience for those on the journey to homeownership. For more information, visit www.realpha.com.

Investor Relations Contact:

Adele Carey, VP of Investor Relations

investorrelations@realpha.com

Media Contact:

Fatema Bhabrawala, Director of Public Relations

fbhabrawala@allianceadvisors.com

Forward-Looking Statements

The information in this press release includes “forward-looking statements.” Any statements other than statements of historical fact contained herein, including statements as to planned acquisitions, business strategy and plans, objectives of management for future operations of reAlpha, market size and growth opportunities, competitive position and technological and market trends, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “could”, “might”, “plan”, “possible”, “project”, “strive”, “budget”, “forecast”, “expect”, “intend”, “will”, “estimate”, “anticipate”, “believe”, “predict”, “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: reAlpha’s ability to pay contractual obligations; reAlpha’s liquidity, operating performance, cash flow and ability to secure adequate financing; reAlpha’s limited operating history and that reAlpha has not yet fully developed its AI-based technologies; whether reAlpha’s technology and products will be accepted and adopted by its customers and intended users; reAlpha’s ability to commercialize its developing AI-based technologies; reAlpha’s ability to successfully enter new geographic markets; reAlpha’s ability to integrate the business of its acquired companies into its existing business and the anticipated demand for such acquired companies’ services; reAlpha’s ability to scale its operational capabilities to expand into additional geographic markets and nationally; the potential loss of key employees of reAlpha and of its subsidiaries; the outcome of certain outstanding legal proceedings against reAlpha; reAlpha’s ability to obtain, and maintain, the required licenses to operate in the U.S. states in which it, or its subsidiaries, operate in, or intend to operate in; reAlpha’s ability to successfully identify and acquire companies that are complementary to its business model; reAlpha’s ability to commercialize its developing AI-based technologies; the inability to maintain and strengthen reAlpha’s brand and reputation; any accidents or incidents involving cybersecurity breaches and incidents; the inability to accurately forecast demand for short-term rentals and AI-based real estate-focused products; the inability to execute business objectives and growth strategies successfully or sustain reAlpha’s growth; the inability of reAlpha’s customers to pay for reAlpha’s services; the inability of reAlpha to obtain additional financing or access the capital markets to fund its ongoing operations on acceptable terms and conditions; the outcome of any legal proceedings that might be instituted against reAlpha; changes in applicable laws or regulations, and the impact of the regulatory environment and complexities with compliance related to such environment; and other risks and uncertainties indicated in reAlpha’s U.S. Securities and Exchange Commission (“SEC”) filings. Forward-looking statements are based on the opinions and estimates of management at the date the statements are made and are subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those anticipated in the forward-looking statements. Although reAlpha believes that the expectations reflected in the forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct. reAlpha’s future results, level of activity, performance or achievements may differ materially from those contemplated, expressed or implied by the forward-looking statements, and there is no representation that the actual results achieved will be the same, in whole or in part, as those set out in the forward-looking statements. For more information about the factors that could cause such differences, please refer to reAlpha’s filings with the SEC. Readers are cautioned not to put undue reliance on forward-looking statements, and reAlpha does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

reAlpha Tech Corp. and Subsidiaries

 Consolidated Balance Sheet

December 31, 2024 and December 31, 2023

	December 31, 2024	December 31, 2023
ASSETS

Current Assets
Cash	$3,123,530	$6,456,370
Accounts receivable	182,425	30,630
Receivable from related parties	12,873	-
Prepaid expenses	180,158	242,795
Current assets of Discontinued operations	56,931	88,036
Other current assets	487,181	582,463
Total current assets	$4,043,098	$7,400,294

Property and Equipment, at cost
Property and equipment, net	$102,638	$328,539

Other Assets
Investments	215,000	115,000
Other long term assets	31,250	406,250
Intangible assets, net	3,285,406	-
Long term assets of discontinued operations	-	18,335,701
Goodwill	4,211,166	-
Capitalized software development - work in progress	105,900	839,085

TOTAL ASSETS	$11,994,458	$27,424,869

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current Liabilities
Accounts payable	$655,765	$431,700
Related party payables	9,287	-
Short term loans - related parties -current portion	115,086	-
Short term loans - unrelated parties -current portion	666,053	190,095
Accrued expenses	1,164,813	799,624
Current liabilities of Discontinued operations	-	47,665
Deferred liabilities, current portion	1,534,433	593,750
Total current liabilities	$4,145,437	$2,062,834

Long-Term Liabilities
Deferred liabilities, net of current portion	-	406,250
Mortgage and other long term loans - related parties - net of current portion	45,052	-
Mortgage and other long term loans - unrelated parties - net of current portion	241,121	247,000
Note payable, net of discount	4,909,376	-
Other long term liabilities	1,086,000	-
Total liabilities	$10,426,986	$2,716,084

Stockholders’ Equity (Deficit)
Preferred stock, $0.001 par value; 5,000,000 shares authorized, 0 shares issued and outstanding as of December 31, 2024 and December 31, 2023	-	-
Common stock ($0.001 par value; 200,000,000 shares authorized, 45,864,503 shares outstanding as of December 31, 2024; 200,000,000 shares authorized, 44,122,091 shares outstanding as of December 31, 2023)	45,865	44,123
Additional paid-in capital	39,770,060	36,899,497
Accumulated deficit	(38,260,913)	(12,237,885)
Accumulated other comprehensive income	5,011	-
Total stockholders’ equity (deficit) of reAlpha Tech Corp.	1,560,023	24,705,735

Non-controlling interests in consolidated entities	7,449	3,050
Total stockholders’ equity (deficit)	1,567,472	24,708,785

TOTAL LIABILITIES AND STOCKOLDERS’ EQUITY	$11,994,458	$27,424,869

reAlpha Tech Corp. and Subsidiaries

Consolidated Statements of Operations and Comprehensive Loss

For the Year Ended December 31, 2024 and Eight Months Ended December 31, 2023 and Year Ended April 30, 2023

	For the Year Ended	For the Eight Months Ended	For the Year Ended
	December 31, 2024	December 31, 2023	April 30, 2023

Revenues	$948,420	$121,690	$419,412
Cost of revenues	302,084	94,665	293,204
Gross Profit	646,336	27,025	126,208

Operating Expenses
Wages, benefits and payroll taxes	2,841,591	710,737	1,114,403
Repairs & maintenance	3,216	51,436	24,794
Utilities	11,545	12,321	32,456
Travel	259,661	46,476	-
Dues & subscriptions	118,656	24,426	98,000
Marketing & advertising	793,004	193,612	2,002,884
Professional & legal fees	2,124,946	4,572,026	1,470,306
Depreciation & amortization	282,095	30,029	157,802
Impairment of intangible assets	202,968	-	-
Other operating expenses	911,268	418,697	159,166
Total operating expenses	7,548,950	6,059,760	5,059,811

Operating Loss	(6,902,614)	(6,032,735)	(4,933,603)

Other Income (Expense)
Gain on sale of myAlphie	-	5,502,774	-
Interest expense, net	(333,759)	(70,119)	(169,776)
Other expense, net	(500,601)	(144,764)	(334,228)
Total other (expense) income	(834,360)	5,287,891	(504,004)

Net Loss from continuing operations before income taxes	(7,736,974)	(744,844)	(5,437,607)
Income tax (expense) benefit	54,260	(204,286)	-

Net Loss from continuing operations	(7,682,714)	(949,130)	(5,437,607)

Discontinued operations (Roost and Rhove)
Loss from operations of discontinued Operations	(261,242)	(302,129)	(14,776)
Loss on abandonment of discontinued Operations	(18,078,393)	-	-
Income tax benefit	-
Loss on discontinued operations	$(18,339,635)	$(302,129)	$(14,776)

Net Loss after income taxes	$(26,022,349)	$(1,251,259)	$(5,452,383)

Less: Net (Loss) Income Attributable to Non-Controlling Interests	679	464	726

Net Loss Income Attributable to Controlling Interests	$(26,023,028)	$(1,251,723)	$(5,453,109)

Other comprehensive income
Foreign currency translation adjustments	5,011	-	-
Total other comprehensive gain	5,011	-	-

Comprehensive Loss Attributable to Controlling Interests	$(26,018,017)	$(1,251,723)	$(5,453,109)

Basic and diluted loss per share
Continuing operations	$(0.17)	$(0.02)	$(0.13)
Discontinued operations	$(0.41)	$(0.01)	$(0.00)
Net Loss per share — basic and diluted	$(0.58)	$(0.03)	$(0.13)

Weighted-average outstanding shares — basic	44,631,577	42,688,666	40,439,190

Weighted-average outstanding shares — diluted	44,631,577	42,688,666	40,439,190

Consolidated Statements of Cash Flows

For the Year Ended December 31, 2024 and Eight Months Ended December 31, 2023 and Year Ended April 30, 2023

	For the Year Ended	For the Eight Months Ended	For the Year Ended
	December 31, 2024	December 31, 2023	April 30, 2023

Cash Flows from Operating Activities:
Net (Loss) income	$(26,022,349)	$(1,251,259)	$(5,452,383)
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Depreciation and amortization	466,691	289,067	157,802
Stock based compensation - employees	207,453	-	-
Stock based compensation - services	108,730	-	-
Legal & professional expenses	-	3,045,290
Amortization of loan discounts and origination fees	181,875
Write-off of capitalized software costs	145,746	-	-
Impairment of goodwill and Intangible assets	18,280,947	-	-
Commitment fee expenses	500,000	-	-
Loss on sale of properties	301	(85,077)	(22,817)
Gain on previously held equity	(20,663)	-	-
Gain on sale of myAlphie	-	(5,502,774)	-
Changes in operating assets and liabilities:
Accounts receivable	(16,437)	37,490	65,696
Receivable from related parties	(12,873)	20,874	(20,874)
Payable to related parties	(56,241)	-	-
Prepaid expenses	62,637	(226,889)	96,038
Other current assets	(19,773)	(419,849)	(81,689)
Accounts payable	58,756	48,928	235,433
Accrued expenses	(185,118)	621,815	60,741
Deferred liabilities	278,080	593,750	-
Total adjustments	19,980,111	(1,577,375)	490,330
Net cash used in operating activities	(6,042,238)	(2,828,634)	(4,962,053)

Cash Flows from Investing Activities:
Proceeds from sale of properties	293,307	731,343	1,539,997
Additions to property, plant & equipment	(12,533)	(40,840)	19,721
Cash paid to acquire business	(1,268,630)	(50,000)	(25,000)
Cash paid for equity method investment	(50,000)	-	-
Cash used for additions to capitalized software development and intangibles	(516,544)	(134,400)	(452,451)
Net cash (used in) provided by investing activities	(1,554,400)	506,103	1,082,267

Cash Flows from Financing Activities:
Proceeds from issuance of debt	6,155,539	190,095	247,000
Payments of debt	(1,164,241)	-	(1,071,709)
Deferred financing costs	(727,500)
Proceeds from issuance of common stock		7,331,938	4,282,274
Settling subscription issuance of common stock contributions	-	-	-
Offering costs paid on issuance of common stock	-	-	(416,312)
Net cash provided by financing activities	4,263,798	7,522,033	3,041,253

Net Increase (decrease) in cash	(3,332,840)	5,199,502	(838,533)

Cash - Beginning of Period	6,456,370	1,256,868	2,095,401

Cash - End of Period	$3,123,530	$6,456,370	$1,256,868

Cash	$3,123,530	$6,456,370	$1,256,868
Restricted cash	-	-	-
Total cash	$3,123,530	$6,456,370	$1,256,868

Supplemental disclosure of cash flow information
Interest expense	$(58,897)	$(70,119)	$(169,776)

Explanatory Notes on Use of Non-GAAP Financial Measures

To supplement reAlpha’s financial information presented in accordance with U.S. GAAP (“GAAP”), reAlpha believes “Adjusted EBITDA,” a “non-GAAP financial measure”, as such term is defined under the rules of the SEC, is useful in evaluating reAlpha’s operating performance. reAlpha uses Adjusted EBITDA to evaluate reAlpha’s ongoing operations and for internal planning and forecasting purposes. reAlpha believes that Adjusted EBITDA may be helpful to investors because it provides consistency and comparability with past financial performance. However, Adjusted EBITDA is presented for supplemental informational purposes only, has limitations as an analytical tool, and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies, including companies in reAlpha’s industry, may calculate similarly titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of reAlpha’s non-GAAP financial measures as tools for comparison. A reconciliation is provided below for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, and not to rely on any single financial measure to evaluate reAlpha’s business.

We use Adjusted EBITDA, a non-GAAP financial measure, to evaluate our operating performance and facilitate comparisons across periods and with peer companies. We reconcile our Adjusted EBITDA to our net income (loss) adjusted to exclude interest expense, depreciation and amortization, share-based compensation, and other non-cash, non-operating, or non-recurring items that we believe are not indicative of our core business operations. We believe this measure provides useful insight into our ongoing performance; however, it should not be considered a substitute for, or superior to, net income or other financial information prepared in accordance with U.S. GAAP.

The following table provides a reconciliation of net income to Adjusted EBITDA for the periods presented below:

	2024	2023
Net (Loss) Income	$(26,022,349)	$(2,462,407)
Adjusted to exclude the following
Depreciation & amortization	282,095	346,171
Gain on sale of myAlphie	-	(5,502,774)
Interest Expense	333,759	128,268
Share-based Compensation (1)	316,183	-
GEM commitment fee (2)	500,000	-
Acquisition related expense (3)	517,251	103,519
Gain on previously held equity (4)	(20,663)	-
Amortization of loan discounts and origination fees (5)	181,875	-
Loss from discontinued operations before tax (6)	18,339,635	-
Adjusted EBITDA	$(5,572,214)	$(7,387,223)

(1)	Reflects share-based compensation provided to non-executive officer employees and certain members of our board of directors for services rendered to us, which is recognized as a non-cash expense.

(2)	Reflects the commitment fee incurred in connection with the equity facility we have in place with GEM Global Yield LLC SCS and GEM Yield Bahamas Limited (collectively, “GEM”) pursuant to that certain Share Purchase Agreement, among reAlpha and GEM, dated December 1, 2022.

(3)	Reflects expenses related to acquisitions, including professional and legal fees, which are excluded to provide a clearer view of ongoing operational performance.

(4)	Reflects the gain from the fair value measurement of previously held equity interests, which is recognized as a non-operational item and treated as a non-GAAP measure.

(5)	Reflects the amortized original issue discount related to that certain secured promissory note, dated as of August 14, 2024.

(6)	Reflects the loss from the discontinuation of our rental business segment operations, which consists mainly of the goodwill impairment of Rhove operations.